UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Rimage Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rimage Corporation
7725 Washington Avenue South Edina, Minnesota 55439 (952) 944-8144

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held May 13, 2009

TO THE SHAREHOLDERS OF RIMAGE CORPORATION:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rimage Corporation, a Minnesota corporation, will be held on Wednesday, May 13, 2009, at 3:30 p.m. (Edina, Minnesota time), at 7725 Washington Avenue South, Edina, Minnesota 55439, for the following purposes:

1.	To elect six (6) directors to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified.

2.	To adopt the Rimage Corporation Amended and Restated 2007 Stock Incentive Plan.

3.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Rimage Corporation for the fiscal year ending December 31, 2009.

          Only holders of record of Rimage Corporation’s common stock at the close of business on April 2, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

          Each of you is invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors

Bernard P. Aldrich President and Chief Executive Officer

April 9, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 13, 2009

Under new rules promulgated by the Securities and Exchange Commission, Rimage Corporation is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at www.rimage.com by following the link for “Investor Relations” and then “Annual Meeting Materials”:

          — Notice of 2009 Annual Meeting of Shareholders to be held on Wednesday, May 13, 2009;

          — Proxy Statement for 2009 Annual Meeting of Shareholders to be held on Wednesday, May 13, 2009; and

          — Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

THESE PROXY MATERIALS ARE AVAILABLE FREE OF CHARGE AND WILL REMAIN
AVAILABLE THROUGH THE CONCLUSION OF THE ANNUAL MEETING.
ADDITIONALLY, WE WILL NOT COLLECT INFORMATION, SUCH AS “COOKIES,” THAT
WOULD ALLOW US TO IDENTIFY VISITORS TO THE SITE.

i

Appendix A: Rimage Corporation Amended and Restated 2007 Stock Incentive Plan

ii

Rimage Corporation
7725 Washington Avenue South Edina, Minnesota 55439 (952) 944-8144

PROXY STATEMENT

Solicitation of Proxies

          The accompanying Proxy is solicited on behalf of the Board of Directors of Rimage Corporation (“we” or “Rimage”) for use at the Annual Meeting of Shareholders to be held on May 13, 2009, at 3:30 p.m. (Edina, Minnesota time) at 7725 Washington Avenue South, Edina, Minnesota 55439, and at any postponements or adjournments thereof (the “Meeting”). The mailing of this proxy statement to our shareholders commenced on or about April 9, 2009.

Cost and Method of Solicitation

          This solicitation of proxies to be voted at the Meeting is being made by our Board of Directors. The cost of this solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

          The total number of shares outstanding and entitled to vote at the Meeting as of April 2, 2009 consisted of 9,353,435 shares of common stock, $.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 2, 2009 will be entitled to vote at the Meeting.

          All shareholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

          If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposal.

Quorum and Voting Requirements

          A quorum, consisting of a majority of the shares of common stock entitled to vote at the Meeting, must be present, in person or by proxy, before action may be taken at the Meeting.

          Directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the Meeting, the number of nominees does not exceed the number of directors to be elected), any nominee for director who received more votes “withheld” from his or her election than votes “for” his or her election is required under our Governance Guidelines to promptly tender his or her resignation following certification of the shareholder vote. The Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation as described above will not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer.

          The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the Rimage Corporation Amended and Restated 2007 Stock Incentive Plan and to ratify the appointment of KPMG LLP as Rimage’s independent registered public accounting firm for 2009.

          You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. Abstentions are counted as present and entitled to vote for the purposes of determining a quorum, but are not counted for the purposes of determining whether shareholders have approved that matter. Therefore, if you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

          If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Meeting.

          So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Meeting. In the event that any other matters properly come before the Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

▪	Sending a written statement to that effect to the Secretary of Rimage Corporation;

▪	Submitting a properly signed proxy card with a later date; or

▪	Voting in person at the Meeting.

          All shares represented by valid, unrevoked proxies will be voted at the Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 7725 Washington Avenue South, Edina, Minnesota 55439, and our telephone number is (952) 944-8144.

Annual Meeting and Special Meetings; Bylaw Amendments

          This 2009 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our president, treasurer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals for 2010 Annual Meeting.”

          Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

          The following table sets forth certain information as of April 2, 2009 with respect to our common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to us to beneficially own more than five percent of our common stock, (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding

Royce & Associates, LLC (2) 1414 Avenue of the Americas New York, NY 10019	1,195,610	12.8%

FMR LLC (3) 82 Devonshire Street Boston, MA 02109	719,770	7.7%

Barclays Global Investors, NA (4) 400 Howard Street San Francisco, CA 94105	591,012	6.3%

Bank of America Corporation (5) 100 North Tryon Street, Floor 25 Charlotte, NC 28255	571,058	6.1%

Sparta Asset Management, LLC (6) One O’Hare Centre 6250 N. River Road, Suite 1000 Rosemont, IL 60018	570,547	6.1%

Bernard P. Aldrich (7)(8)(9)(10)	180,122	1.9%

Lawrence M. Benveniste (7)(8)	64,000	*

Philip D. Hotchkiss (7)(8)	27,449	*

Thomas F. Madison (7)(8)	58,000	*

Steven M. Quist (7)(8)	75,000	*

James L. Reissner (7)(8)	114,737	1.2%

Manuel M. Almeida (9)	53,263	*

Robert M. Wolf (9)	85,770	*

All current executive officers and directors as a group (8 persons)	658,321	6.6%

*	Less than one percent

(1)

Includes shares which could be purchased within 60 days of April 2, 2009 upon the exercise of the following stock options: Mr. Aldrich, 132,100 shares; Mr. Benveniste, 62,000 shares; Mr. Hotchkiss, 26,449 shares; Mr. Madison, 57,000 shares; Mr. Quist, 72,000 shares; Mr. Reissner, 92,000 shares; Mr. Almeida, 53,263 shares; Mr. Wolf, 79,200 shares; and all current directors and executive officers as a group, 574,012 shares.

(2)	Based on an Amendment No. 8 to Schedule 13G filed January 30, 2009.
(3)	Based on a Schedule 13G filed on February 17, 2009.
(4)	Based on a Schedule 13G filed on February 5, 2009.
(5)	Based on a Schedule 13G filed on February 12, 2009.
(6)	Based on a Schedule 13G filed on February 11, 2009.
(7)	Currently serves as our director.
(8)	Nominated for election as a director.
(9)	Named Executive Officer.
(10)

Includes 45,057 shares held by the Bernard P. Aldrich Revocable Trust u/t/a dated March 25, 1999, of which Mr. Aldrich and his spouse, Cindy L. Aldrich, are trustees and includes 2,965 shares held by the Cindy L. Aldrich Revocable Trust u/t/a dated March 25, 1999, of which Ms. Aldrich and her spouse, Bernard P. Aldrich, are trustees.

PROPOSAL 1:
ELECTION OF DIRECTORS

          Six directors will be elected at the Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify. Pursuant to our bylaws, we have set the number of directors at six. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the six persons named below. Each nominee is currently a director of Rimage. All nominees were elected by the shareholders at our 2008 Annual Meeting.

          The persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the nominees named below as directors, unless otherwise directed. Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose. The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.

Information Regarding Nominees

          Set forth below is biographical and other information with respect to each nominee:

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since

Bernard P. Aldrich Age 59	Chief Executive Officer, President and a director of Rimage since December 1996. Director of Apogee Enterprises, Inc. and a director of Park Industries Inc., a privately-held company. Trustee of Viterbo University in LaCrosse, Wisconsin.	1996

James L. Reissner Age 69	President and Chief Executive Officer of Activar, Inc. since January 1996 and Chief Financial Officer of Activar from 1992 until becoming President. Director of the following privately-held companies: Intek, Inc., Vermillion State Bank and Activar, Inc. Trustee of Macalaster College in St. Paul, Minnesota.	1998

Steven M. Quist Age 63	Principal of Blackmore Peak Partners, a management consulting firm since 2003. President and Chief Executive Officer of CyberOptics Corporation, 1998 until 2003. Director of CyberOptics Corporation from 1991 to 2004. President of Rosemount, Inc., a subsidiary of Emerson Electric Company, St. Louis, Missouri 1992 until 1998. Director of Data I/O Corporation. Also a director for three privately-held companies: ILX Lightwave Corp., S2 Corporation, and Nervonix, Inc.	2000

Thomas F. Madison Age 73	President and Chief Executive Officer of MLM Partners, a consulting and small business investment company, since January 1993; Chairman of AetherWorks, Inc. from August 1999 to 2000; Vice Chairman and Chief Executive Officer of Minnesota Mutual Life Insurance Company 1994 and 1995; President of US West Communications – Markets 1989 to 1993; President and Chief Executive Officer of Northwestern Bell 1985 to 1989; Director of Valmont Industries Inc., CenterPoint Energy, Inc., Digital River, Inc., Span Link Communications and Delaware Group of Funds.	2001

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since

Lawrence M. Benveniste Age 58	Dean of Goizueta Business School of Emory University since July 2005. Dean of Carlson School of Management at the University of Minnesota December 2001 to July 2005. Carlson School of Management Associate Dean for Faculty and Research from 2000 to 2001, Chair of Finance Department of Carlson School of Management from 1999 to 2000. US Bancorp Professor of Finance from 1996 to 1999. Director of Alliance Data Systems Corporation.	2003

Philip D. Hotchkiss Age 40	In 1995 founded and was then Chairman and CEO of BigCharts, Inc. which was subsequently acquired by CBS MarketWatch.com, Inc. in 1999. Served as President of CBS MarketWatch.com, Inc. and served on its Board of Directors from 1999 to 2000. Served as President and CEO of Talkingpoint Inc. from 2003 to 2006. Served as Managing Principal of bswing, Inc. from 2006 to 2008. Currently, Mr. Hotchkiss advises entrepreneurs, senior management teams and venture capitalists.	2003

          We know of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, our directors or our executive officers.

Voting Required

          Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the Meeting, the number of nominees does not exceed the number of directors to be elected), any nominee for directors who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Governance Guidelines to promptly tender his or her resignation following certification of the shareholder vote. The Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation as described above will not participate in the Governance and Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE

CORPORATE GOVERNANCE

Board Independence

          The Board of Directors undertook a review of director independence in February 2009 as to all six directors then serving. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his immediate family) and Rimage, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board of Directors affirmatively determined that each of the directors, with the exception of Mr. Aldrich, are independent according to the “independence” definition of the Nasdaq Marketplace Rules. Mr. Aldrich is not independent under the Nasdaq Marketplace Rules because he is employed by Rimage and served as our executive officer in fiscal year 2008.

Committees of the Board of Directors and Committee Independence

          The Board of Directors has established a Compensation Committee, an Audit Committee and a Governance Committee. The composition and function of these committees are set forth below.

          Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers of our company. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers. The Compensation Committee annually reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee also evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives, and implements the evaluation process for the Chief Executive Officer that is established by the Governance Committee. The Compensation Committee also administers our 2007 Stock Incentive Plan.

          The charter of the Compensation Committee requires that this Committee consist of no fewer than two Board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.rimage.com.

          The current members of the Compensation Committee are Steven M. Quist (Chair), Philip D. Hotchkiss and Lawrence M. Benveniste. During 2008, the Compensation Committee met six times, including once in executive session without management present.

          Governance Committee. The Governance Committee operates under a written charter and is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of our company, ensuring that our Board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer. The Governance Committee also has responsibility for overseeing our annual process of self-evaluation by members of the committees and the Board of Directors as a whole.

          The charter of the Governance Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Governance Committee meets these requirements. A copy of the current charter of the Governance Committee is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.rimage.com. A copy of our current Governance Guidelines is also available in the “Investor Relations” section of our website. The current members of the Governance Committee are Thomas F. Madison (Chair), James L. Reissner and Steven M. Quist. During 2008, the Governance Committee met six times.

          Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

          The Audit Committee operates under a written charter and a copy of the current Audit Committee charter is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.rimage.com. Our Audit Committee presently consists of four directors: James L. Reissner (Chair), Lawrence M. Benveniste, Philip D. Hotchkiss and Thomas F. Madison. During 2008, the Audit Committee met eight times, including four times in executive session without management present.

          The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Our Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that each of Messrs. Reissner, Benveniste and Madison meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the audit committee. A report of the Audit Committee is set forth below.

Director Nominations

          The Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 3.14 of our bylaws as described in the section of this proxy statement entitled “Shareholder Proposals for Nominees.” The Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors. Our Governance Guidelines provides that the Board should generally have between six and nine directors. The Governance Committee believes that a six person Board of Directors is appropriate. At six directors, the Board of Directors has a diversity of talent and experience to draw upon, is able to appropriately staff the committees of the Board and engage the directors in Board and committee service, all while maintaining efficient function and communication among members. If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

          Criteria for Nomination to the Board. The Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Governance Committee has not adopted minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board of Directors, as the Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of Rimage and the Board of Directors. The Governance Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

•

Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct our affairs and our business;

•

Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

•	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees; and

•

Diversity, in terms of knowledge, experience, skills, expertise, and other characteristics that contribute to the Board’s diversity; and Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

          In reviewing prospective nominees, the Governance Committee reviews the number of public-company boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of our Board and its committees. Because of the variability of the time commitment these other positions may require, the Governance Committee has not adopted any formal policy limiting the number of boards on which our directors may serve. The Governance Committee also considers such other relevant factors as it deems appropriate. The Governance Committee will consider persons recommended by the shareholders using the same standards used for other nominees.

          Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. The Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Governance Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

          Board Nominees for the 2009 Annual Meeting. The nominees for the Meeting were selected by the Governance Committee in February 2009. In selecting Mr. Madison as a nominee, the Governance Committee determined that, because of his demonstrated availability to the Board and valuable contributions as a Board member, it is in the best interests of Rimage and its shareholders to waive the provisions of our Governance Guidelines relating to maximum age of nominees. All nominees were elected by shareholders at our 2008 Annual Meeting. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance Committee may choose to do so in the future.

          Shareholder Proposals for Nominees. The Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance Committee c/o the Secretary of Rimage Corporation and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frame described in our bylaws and in the section of this proxy statement entitled “Shareholder Proposals for 2010 Annual Meeting.”

Board Attendance at Board, Committee and Annual Shareholder Meetings

          During 2008, the Board of Directors met nine times. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he served during 2008. The Board of Directors regularly meets in executive session without the presence of members of management, including the Chief Executive Officer. We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend all meetings, including the annual meeting of shareholders. Six of the seven directors then serving attended the 2008 Annual Meeting of Shareholders.

Continuing Education

          In December 2005, the Board of Directors adopted a formal policy encouraging all Board members to seek out opportunities for further education on governance and public-company matters, including educational programs accredited by Institutional Shareholder Services. During 2008, four members of the Board of Directors attended one or more such programs.

Communications With Directors

          Shareholders may communicate with members of the Board by sending an e-mail to chair.director@rimage.com or by directing the communication in care of the Governance Committee Chair c/o Corporate Secretary, at the address set forth on the front page of this proxy statement. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

Code of Ethics

          We have adopted a code of ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included in our Code of Ethics and Business Conduct which is publicly available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.rimage.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

          In accordance with its Charter, the Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, (i) the matters required to be discussed by SAS No. 114 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of our financial statements, (ii) the written disclosures required by Independence Standards Board Standard No. 1 (which relates to the firm’s independence from us and our related entities), and (iii) the independence of KPMG LLP from us.

          Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

BY: THE AUDIT COMMITTEE
James L. Reissner (Chair)
Lawrence M. Benveniste
Philip D. Hotchkiss
Thomas F. Madison

PROPOSAL 2:
APPROVAL OF THE AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

          On March 23, 2007, our Board of Directors adopted the Rimage Corporation 2007 Stock Incentive Plan (the “2007 Plan”) and the 2007 Plan was adopted by our shareholders on May 15, 2007. The 2007 Plan provides stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and/or cash.

Description of Amendments

          On March 11, 2009, our Compensation Committee recommended and our Board of Directors approved, subject to shareholder approval, amendments to the 2007 Plan that are reflected in the Amended and Restated 2007 Stock Incentive Plan (the “Amended 2007 Plan”). A copy of the Amended 2007 Plan is attached to this proxy statement as Appendix A.

          The significant amendments reflected in the Amended 2007 Plan are as follows:

•	an increase in the number of shares reserved for issuance by 500,000 shares to a total of 1,230,320 shares;

•	an increase in the maximum number of stock incentives that may be issued in any calendar year to a participant from 100,000 to 300,000;

•	revisions to provide that no awards may be granted to independent directors other than by approval of the Committee;

•

revisions to permit an automatic grant of restricted stock units, in addition to stock options and restricted stock, to independent directors upon election or re-election at an annual meeting of shareholders;

•	revisions to permit the Committee to determine the terms of the restricted stock units, stock options or restricted stock (or combination thereof);

•	revisions to explicitly prohibit repricing of stock appreciation rights in addition to the existing prohibition of repricing of stock options;

•	revisions to restrict payment of dividends and dividend equivalents with respect to performance based units until such time as the performance standard has been met; and

•	revisions to permit payment of the exercise price for a non-qualified stock option through a “net exercise” arrangement.

          If this Proposal 2 is approved by shareholders, the effective date of the Amended 2007 Plan will be the date of approval by our shareholders. Further, the amended provisions of the Amended 2007 Plan may not adversely affect the rights of participants with respect to stock incentives granted under the 2007 Plan as in effect prior to shareholder approval of this Proposal 2.

          Equity-based compensation, such as stock options, has historically been a key component in the compensation packages for both executive and technical personnel. The Board of Directors believes the 2007 Plan is, and will continue to be, an important tool in attracting and retaining key personnel, especially given the highly competitive nature of its industry and the importance of equity compensation in the structure of overall compensation. Without the ability to grant additional awards under the 2007 Plan, the Board of Directors does not believe that it would have the appropriate tools to attract and retain these personnel. At April 2, 2009, there were 313,795 shares remaining available for grant under the 2007 Plan. The Board of Directors has amended the 2007 Plan to increase the number of shares available for issuance by 500,000. The Board of Directors believes this increase will provide enough authorization to cover anticipated stock incentive awards for the next two years.

          The following chart summarizes the past three fiscal year history of stock and option grants by the Compensation Committee. The chart shows the number of shares utilized under the 2007 Plan and a predecessor shareholder-approved plan, the Amended and Restated 1992 Stock Option Plan (the “1992 Plan”), during the past three years, and the aggregate shares reserved for outstanding grants plus those available under the 2007 Plan, as a percentage of our outstanding shares (assuming for this calculation that all shares under the 2007 Plan were also outstanding). Following the adoption of the 2007 Plan by shareholders on May 15, 2007, the only shareholder approved equity compensation plan available to Rimage is the 2007 Plan.

Year	Beginning Total Shares Outstanding (A)	Beginning Total Plan Shares Reserved and Available (B)	Plan Shares (B) as a Percentage of Total Shares (A+B)	New Share Grants During Year Under Plan (C)	New Share Grants (C) as a Percentage of Total Shares (A+B)
2008	9,705,947	507,320	5.2%	188,500	1.8%

2007	9,925,430	230,320	2.3%	253,100	2.5%

2006	9,630,324	489,072	5.1%	281,992	2.8%

          The Compensation Committee recommended and the Board of Directors approved certain amendments to the 2007 Plan to permit us maximum flexibility with respect to award types and the terms of the awards. With respect to the amendments that restrict the award types or other terms of the 2007 Plan, the Compensation Committee recommended and the Board of Directors approved these amendments to formalize in the 2007 Plan our historical practice or our informal policy. For example, we have never repriced any stock incentives and all awards to our non-employee directors have been determined by the Compensation Committee.

Summary of the Amended 2007 Plan

          Below is a summary of the Amended 2007 Plan, which includes the amendments described above that are reflected in the Amended 2007 Plan. This summary is qualified in its entirety by reference to the full text of the Rimage Corporation Amended and Restated 2007 Stock Incentive Plan attached to this Proxy Statement as Appendix A.

Purpose of the Amended 2007 Plan

          The purpose of the Amended 2007 Plan is to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation. The Amended 2007 Plan will permit us to grant stock incentive awards to current and new employees, including officers, service providers and members of the Board of Directors.

Key Features of the Amended 2007 Plan

          The following is a brief summary of the key terms of the Amended 2007 Plan.

Key Plan Features	Description

Plan Term	•	May 15, 2007 to May 15, 2017

Eligible Participants	•	employees, including executive officers, of Rimage and any subsidiary as determined by the Compensation Committee

	•	members of the Board of Directors

	•	service providers to us or any of our subsidiaries

Total Shares Authorized	•	1,230,320 shares of common stock for all types of stock incentive awards

Key Plan Features	Description

Individual Share Limits	•	up to 25,000 shares for all stock incentive awards to non-employee directors elected or re-elected at a meeting

	•	up to 300,000 shares per person per year under all stock incentives

Types of Awards	•	incentive and non-qualified stock options with an exercise period no longer than ten years

	•	restricted stock and restricted stock units

	•	stock appreciation rights

	•	performance stock and performance units

	•	other awards in stock or cash

	•	restricted stock units, restricted stock awards or non-qualified stock options, or any combination of these three awards, on the annual election or re-election of non-employee directors

Vesting and Exercise	•	determined by Compensation Committee based on service (time vesting) or upon achievement of performance targets (performance vesting) or both

	•	all non-performance awards vest upon a change in control

	•	objective performance criteria in the Amended 2007 Plan, if approved by shareholders, will permit deductibility of executive officer awards as performance based compensation under Code Section 162(m)

Permissible Features	•	forfeiture and recoupment of prior award values for financial mismanagement or other breaches of policies or agreements with us, such as a non-compete or non-disclosure agreement

	•	we will hold restricted stock and restricted stock units until restrictions lapse

	•	dividend and dividend equivalents on awards may be paid currently or deferred except with respect to performance based units until such time as the performance standard has been met

	•	options may be exercised with previously acquired shares

Features Not Permitted without Shareholder Approval	•	increase the number of shares reserved for awards in the Amended 2007 Plan

	•	extend the term of the Amended 2007 Plan

	•	decrease the minimum exercise price

	•	change the designation of participants eligible to participate in the Amended 2007 Plan

	•	re-price stock options or stock appreciation rights

Eligibility for Stock Incentive Awards

          Our employees, including executive officers, members of the Board of Directors and service providers to us and our subsidiaries are eligible to receive awards under the Amended 2007 Plan. The Compensation Committee will determine which employees and other eligible persons will be awarded stock incentives under the Amended 2007 Plan. The Amended 2007 Plan also provides for an annual grant of restricted stock units, shares of restricted stock or non-qualified stock options, or any combination of these three stock incentives, to each non-employee Board member upon election or re-election. The type of award and number of shares, up to 25,000 shares in the aggregate, will be determined by the Compensation Committee its sole discretion prior to such annual meeting of shareholders. The Amended 2007 Plan also permits stock incentives be made to non-employee directors by the Board in its discretion in addition to the annual automatic grants. Currently, we have five non-employee Board members, four executive officers and approximately 180 other employees eligible to receive awards.

Types of Stock Incentives to be Awarded

          Subject to the limits of the Amended 2007 Plan, the Compensation Committee has the discretionary authority to determine the size of the award, the type of award, and if the award will be tied to meeting performance-based requirements or will vest over time. For executive officers, the performance-based requirements for vesting in an award may be designed to comply with Section 162(m) of the Internal Revenue Code to permit us to deduct the value of the award for income tax purposes.

          For directors who are not employees, the Amended 2007 Plan provides for a grant of a discretionary number of restricted stock units, shares of restricted stock or non-qualified stock options or a combination of any of these three on each director’s election and re-election at the annual shareholder meeting. Under this provision of the 2007 Plan, the stock incentive awards granted to the non-employee directors on each director’s election and re-election at the annual shareholder meeting may not exceed 25,000 shares. For each following year, the Board will determine the type(s) of award and the number of shares underlying each award to be granted to non-employee directors upon election or re-election at an annual meeting of shareholders. The Compensation Committee will determine term, vesting and other provisions relating to the restricted stock units, shares of restricted stock or non-qualified stock options. In addition, the Board may from time to time grant additional awards to some or all of the Board of Directors as it deems appropriate.

          The types of awards that may be made under the Amended 2007 Plan are the same as those under the 2007 Plan and are as follows:

•

Incentive stock options and non-qualified stock options – the right to purchase shares where value is based on the appreciation in the underlying shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, unless earlier terminated upon certain events, such as termination of employment. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Compensation Committee.

•

Stock appreciation rights – a contractual right to the increase in the value of the underlying shares subject to the award that does not require payment by the recipient to exercise the right, but which pays the appreciation in stock value when elected by the holder in the form of whole shares or cash, or a combination of both.

•

Restricted stock and restricted stock units – awards of stock that do not require purchase by the recipient, but which are subject to significant restrictions on transfer until certain restrictions lapse, either based on time or upon achievement of performance related criteria. Restricted units may vest earlier than the date the shares are actually paid in exchange for the units, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. The Compensation Committee may determine whether, with respect to restricted stock, to pay dividends on those shares to the holder or to defer dividends. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

•	Performance shares and performance units – awards of restricted or unrestricted stock that are issued to the recipient only upon satisfaction of performance based criteria.

•

Other awards – additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock will provide a meaningful incentive.

Adjustments to Stock Incentives for Corporate Transactions

          In the event of a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, nonrecurring cash dividend, or a similar equity restructuring, the Compensation Committee will adjust the number and kind of shares granted under the Amended 2007 Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights. For certain other corporate transactions, such as certain mergers, consolidations, acquisitions of property or stock, separations, reorganizations, or liquidations, that provide for the substitution or assumption of awards, the Compensation Committee will adjust awards of restricted stock, restricted stock units, performance stock and performance share units, and other awards to comply with certain requirements of the Code.

Exercise Price for Stock Options

          The exercise price of stock options granted under the Amended 2007 Plan that are intended to qualify for favorable tax treatment as incentive stock options under Code Section 422 may not be less than the fair market value of our common stock on the date of grant. No option shall have a term longer than ten years. No option may be repurchased or exchanged for a lower priced option.

Effect on Termination of Employment on Stock Incentives

          Subject to certain exceptions requiring earlier termination, stock options will expire and cannot be exercised 90 days after the termination of a participant’s employment, including upon death, disability or retirement. Prior to that time, only options that have become exercisable under their terms, based on either service based or performance based vesting, may be exercised. The Compensation Committee may at any time after an award vest part or all of the unvested options as it deems appropriate.

          Restricted stock and restricted stock units will be forfeited if not vested when the participant terminates employment, including upon death, disability or retirement. The Compensation Committee may also accelerate vesting at any time after the restricted stock incentive is awarded.

          For options and restricted stock, restricted stock units, performance stock and performance units, the Compensation Committee may elect not to accelerate options that would otherwise vest only upon achievement of performance criteria if those targets have not been achieved, or the performance period has not expired.

Effect of a Change in Control on Stock Incentives

          Stock options become fully exercisable, and restricted stock and restricted stock units automatically become fully vested, upon the occurrence of a change in control as defined in the Amended 2007 Plan, except that awards based on performance criteria where the performance period has not yet concluded at the time of a change in control will not automatically accelerate. The Compensation Committee may require options or stock appreciation rights be exercised prior to the change in control, may pay cash or other securities to cancel awards in connection with the change in control, or may provide for the successor to substitute its stock for outstanding awards.

Transferability of Stock Incentives

          Stock options, restricted stock, restricted stock units, performance stock, and performance units, as well as other awards under the Amended 2007 Plan that are vested at the time of the death of the participant, are transferable only by the participant’s last will and testament or applicable state laws on descent and distribution. Restricted stock, restricted stock units, performance stock and performance units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse or the performance targets have been achieved.

Administration

          The Compensation Committee will administer the Amended 2007 Plan. The Compensation Committee will select employees to receive awards, determine the number of shares covered by each award, and establish the other terms and conditions consistent with the limitations contained in the Amended 2007 Plan. The Compensation Committee may also interpret the Amended 2007 Plan, may establish and amend terms of existing stock incentive awards, except that if the award recipient is adversely affected by the amendment, the recipient must also consent.

          To the extent required by law or desired for tax purposes, awards to executive officers and non-employee directors will be made only by persons who qualify as “outside directors” under securities and tax laws. The Compensation Committee may delegate to an executive officer all or part of its responsibilities to make awards, other than the authority to make awards to other executive officers and non-employee directors.

Amendments to the Amended 2007 Plan

          The Compensation Committee may amend or suspend the Amended 2007 Plan at any time except that any amendment in one or more of the following categories will not be permitted without the approval of our shareholders:

•	increase the number of shares that may be used, or change any other limit on various types of awards;

•	permit the re-pricing of outstanding stock options or stock appreciation rights; or

•	amend the maximum shares that may be granted as awards to any participant.

          Because certain of the amendments to the 2007 Plan approved by our Board of Directors on March 11, 2009 require approval of our shareholders under the 2007 Plan, we are submitting the Amended 2007 Plan to our shareholders for approval at the Meeting. None of the amended provisions of the Amended 2007 Plan may adversely affect the rights of participants with respect to stock incentives granted pursuant to the terms of the 2007 Plan in effect prior to the effective date of the Amended 2007 Plan.

Tax Consequences of Stock Incentives to Participants and to Us

          Options. Stock options grant under the Amended 2007 Plan may either be granted as incentive stock options, which are governed by Internal Revenue Code Section 422 or as non-qualified stock options, which are governed by Internal Revenue Code Section 83. Generally, no federal income tax is payable by the recipient upon the grant of an incentive stock option and no deduction is taken by us. If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the recipient; rather, the recipient is taxed only at the time of sale. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the recipient will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, we are not entitled to a deduction for the amount of the capital gains.

          Under current tax laws, if a recipient exercises a non-qualified stock option, the recipient will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the recipient would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the recipient held the stock after exercise. When the option is exercised, we will be entitled to corresponding tax deduction.

          Restricted and Performance Stock and Units. Awards of restricted stock and restricted stock units, performance stock and performance units under the Amended 2007 Plan generally are not subject to federal income tax when awarded, unless the recipient properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met. Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the recipient recognizes taxable income on the restricted or performance stock or units.

New Plan Benefits

          No benefits or amounts have been granted, awarded or received under the Amended 2007 Plan. If the Amended 2007 Plan were approved by our shareholders at the Meeting, it is not possible to determine the benefits that will be received by eligible recipients, other than non-employee directors elected or re-elected at the Meeting.

          On March 11, 2009, the Compensation Committee and the Board of Directors determined that under the Amended 2007 Plan each non-employee director elected or re-elected at the Meeting would receive 3,500 restricted stock units and no stock options or restricted stock. The restricted stock units will vest on the one year anniversary of the date of grant, the same vesting provision applicable to the restricted stock granted to non-employee directors under the 2007 Plan. By comparison, under this provision of the 2007 Plan, each non-employee director re-elected at the 2008 Annual Meeting of Shareholders received a stock option to purchase 7,500 shares of our common stock and an award of 1,000 shares of restricted stock.

          The following table sets forth the information with respect to awards that will be granted under the Amended 2007 Plan to nominees upon their election or re-election to the Board of Directors:

Name	Number of Shares Underlying Restricted Stock Units	Number of Shares Underlying Stock Options	Number of Shares of Restricted Stock
Lawrence M. Benveniste	3,500	0	0

Philip D. Hotchkiss	3,500	0	0

Thomas F. Madison	3,500	0	0

Steven M. Quist	3,500	0	0

James L. Reissner	3,500	0	0

All Non-Employee Directors, as a Group	17,500	0	0

          In the event shareholder approval is not received with respect to this Proposal 2, the Compensation Committee and the Board determined that no stock options or restricted shares will be issued to non-employee directors at the Meeting pursuant to the automatic grant provisions of the 2007 Plan. However, the Compensation Committee intends to issue each non-employee director elected or re-elected at the Meeting 3,500 restricted stock units on a discretionary basis under the 2007 Plan on the date of the Meeting.

Registration with Securities and Exchange Commission

          Upon approval of the Amended 2007 Plan by our shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 500,000 additional shares issuable under the Amended 2007 Plan.

Vote Required

          The affirmative vote of the holders of a majority of the shares of the common stock represented at the Meeting and entitled to vote is necessary for the approval of Proposal 2: Approval of Rimage Corporation Amended and Restated 2007 Stock Incentive Plan. Proxies will be voted in favor of Proposal 2 unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE FOR
THE APPROVAL OF PROPOSAL 2.

OTHER INFORMATION REGARDING EQUITY COMPENSATION PLANS

          The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2008. Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

	Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by shareholders:	1,159,381	$17.88	333,570	(2)

Equity compensation plans not approved by shareholders:	—	—	—

Total	1,159,381	$17.88	333,570	(2)

(1)	Excludes shares of common stock listed in the first column.
(2)

Consists of shares available for awards under the 2007 Stock Incentive Plan. If Proposal 2: Approval of Rimage Corporation Amended and Restated 2007 Stock Incentive Plan is approved by shareholders at the Meeting, the 2007 Stock Incentive Plan will be amended to, among other things, increase the number of shares reserved for issuance by 500,000 shares of our common stock.

          Under our shareholder approved equity compensation plans, there is no mandatory holding period for stock acquired upon exercise of options. However, the federal income tax consequences to an employee for immediate disposition of stock acquired upon exercise of incentive stock options may make it more advantageous to the employee to hold such shares for at least one year from the date of exercise and two years from the date of grant. In addition, our executive officers and directors are subject to stock ownership guidelines that may encourage our executive officers and directors to hold shares acquired upon exercise of options. See the section of this proxy statement entitled “Executive Compensation – Compensation Discussion and Analysis – Stock Ownership Guidelines” for more information.

EXECUTIVE OFFICERS

          Set forth below is biographical and other information for our executive officers as of April 2, 2009. Information about Mr. Bernard P. Aldrich, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Election of Directors.”

Sherman Black, 44, was appointed as our President and Chief Operating Officer effective April 1, 2009. Prior to joining Rimage, Mr. Black served in a variety of executive positions with Seagate Technology (Nasdaq: STX) over the prior twenty years. Seagate is a world leader in the design, manufacturing and marketing of hard disk drives and storage devices. Since September 2008, Mr. Black has served as Seagate’s Senior Vice President, Marketing and Strategy, of the Core Products Business Group. From November 2005 to August 2008, he served as General Manager and Senior Vice President of the Enterprise Storage business unit at Seagate and previous to that, Mr. Black served as Seagate’s Vice President of Global OEM Sales, Vice President of Business Development, and Vice President of Enterprise Product Line Management. A 1987 graduate of the University of Arkansas with a bachelor’s degree in electrical engineering, Mr. Black also earned his master’s degree in business administration from the University of Oklahoma in 1991.

Manuel M. Almeida, 51, was appointed as our Executive Vice President of Sales and Marketing effective August 22, 2007. Until his appointment as Executive Vice President of Sales and Marketing, Mr. Almeida served as our Chief Operating Officer since February 15, 2006. Mr. Almeida started with us in September 2003 as Executive Vice President. For the twenty-three years prior to joining us, Mr. Almeida was with Fuji Photo Film USA, most recently serving as its Vice President & General Manager Commercial Imaging Division from June 1999 to September 2003. During his twenty-three year tenure, Mr. Almeida also served as Fuji’s Vice President & General Manager Digital Imaging, Vice President Consumer Marketing and Vice President Digital Imaging Sales.

Robert M. Wolf, 40, started with us in September 1997 and has been our Treasurer and Secretary since January 2000 and Chief Financial Officer since February 2003. From March 1995 until joining us, Mr. Wolf was a CPA and audit manager with Deloitte & Touche LLP. From December 1991 until March 1995, Mr. Wolf was a CPA with House, Nezerka & Froelich PA.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

          The following discussion and analysis describes our compensation objectives and policies as applied to the following executive officers who are referred to in this proxy statement as the Named Executive Officers:

•	Bernard P. Aldrich, our Chief Executive Officer

•	Robert M. Wolf, our Chief Financial Officer

•	Manuel M. Almeida, our Executive Vice President of Sales and Marketing

          This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each Named Executive Officer during 2008, as reported in the compensation tables and accompanying narrative sections appearing on pages 27 to 32 of this proxy statement.

Overview of the Executive Compensation Process

          The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee has also been appointed by the Board of Directors to administer our equity compensation plans, which for 2008 was the 2007 Stock Incentive Plan (the “2007 Plan”) approved by our shareholders at the Annual Meeting of Shareholders in 2007.

          In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. On February 18, 2008, the Compensation Committee approved and on February 19, 2008, the Board of Directors ratified the establishment of a cash incentive compensation program for 2008 (the “2008 Incentive Plan”) for our executive officers, including the minimum, target and maximum goals under the 2008 Incentive Plan and the cash bonuses that executive officers may earn under the 2008 Incentive Plan based upon percentages of their respective salaries.

          Use of Compensation Consultant

          Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. In January 2008, the Compensation Committee selected Upstart Solutions, Inc., an executive compensation consultant, to provide it with information regarding compensation of executive officers in a market group consisting of comparably sized companies. The information provided by Upstart Solutions focused on base salary for executive officers, annual incentive compensation, long-term equity incentive compensation, as well as the overall value of cash compensation to executive officers. For 2008, as with past years, the Compensation Committee also reviewed surveys, reports and other market data against which it measured the competitiveness of our compensation program.

          The Compensation Committee is committed to continually reviewing its compensation philosophy and our compensation programs to ensure they meet our objectives of providing compensation that attracts and retains superior executive talent, as well as encourages our executive officers to achieve our business goals. The Compensation Committee reviews its philosophy regularly (no less than annually) to ensure that the philosophy continues to be appropriate and that changes in executive compensation practices of the comparable companies and trends in compensation are identified.

          Role of Management

          In determining compensation for Named Executive Officers, other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all Named Executive Officers, the awards under the cash incentive compensation program, and the awards under the long-term equity program. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2008 Incentive Plan. No Named Executive Officer, other than the Chief Executive Officer, has a role in establishing executive compensation. From time to time, the Named Executive Officers are invited to attend meetings of the Compensation Committee. However, no Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.

Objectives of Compensation Programs

          Our philosophy with respect to the compensation of executive officers is based upon the following principles:

•	Executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and

•	Variable compensation should be established to provide incentive to improve performance and shareholder value.

          For the compensation of the Named Executive Officers in 2008, the Compensation Committee reviewed our compensation practices as compared to the companies in our market group, consisting of similar-sized publicly-held and privately-held companies. As described above, the Compensation Committee also reviewed surveys, reports and other market data, including information provided by Upstart Solutions in 2008, against which it measured the competitiveness of our compensation program to determine if these programs were consistent with our philosophy and met the objectives of our compensation programs for the Named Executive Officers.

          For 2008, as with prior years, the Compensation Committee determined that a Named Executive Officer’s base cash compensation should be determined with reference to the 50th percentile of the base pay of an employee with similar responsibilities at other companies in the market group, and that, on a combined basis, base salary and amounts under the annual cash incentive program should be at or above the 50th percentile of cash compensation. The Compensation Committee believes that variable cash compensation, tied to specific performance measures, should constitute a significant portion of a Named Executive Officer’s overall cash compensation. In determining Named Executive Officers’ annual base compensation, the Compensation Committee considered our overall performance, the duties of the Named Executive Officer, the Named Executive Officer’s performance on behalf of us, surveys of executive compensation for companies in the market group and with respect to the Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

          In determining value of compensation comprised of long-term equity incentive compensation, the Compensation Committee reviews the value of equity grants of the market group of companies to executive officers with similar responsibilities, as well as surveys and other market data to adjust the long-term equity incentive program to reflect our market capitalization, type of equity awards, historical grant practices, the potential cash compensation for executive officers, as well as to scale long-term equity incentive compensation among the Named Executive Officers such that the Named Executive Officers in positions of increasing responsibility have an opportunity to receive a correspondingly larger portion of the overall value of long-term equity compensation for the year. The Compensation Committee believes that equity compensation programs should: (i) provide long-term incentives to executive officers, (ii) align compensation to create long-term shareholder value, (iii) encourage executive officers to remain with us and promote our business, (iv) provide executives with the opportunity to obtain significant, long-term stock ownership in our common stock and (v) provide equity compensation incentives to those personnel most responsible for our performance.

Design of Compensation Programs

          Consistent with its compensation philosophy and the objectives of annual cash incentive programs generally, the Compensation Committee adopted the 2008 Incentive Plan as our performance based compensation program.

          Under the 2008 Incentive Plan, the Named Executive Officers are eligible for cash bonuses depending upon our financial performance in sales growth and operating income as a percentage of sales and depending on position. The table below under Cash Bonus shows the bonus amounts as a percentage of salary that will be earned by the Named Executive Officers under the 2008 Incentive Plan upon Rimage’s achievement of the target and maximum goals relating to sales and operating income as a percentage of sales. Achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the Named Executive Officer is entitled to no bonus. In addition, no bonus will be earned by any Named Executive Officer in the event revenue for 2008 was less than $108.9 million.

          Under the 2007 Incentive Plan, the Compensation Committee determined target goals relating to sales and operating income in the form of a matrix comprised of incrementally increasing percentages of sales growth over the prior fiscal year and incrementally increasing percentages of operating income as a percentage of sales. Under the 2007 incentive plan, the Compensation Committee selected sales growth and net income before interest and taxes (NIBIT) as a percentage of sales as the performance measures. The Compensation Committee determined that sales growth was a relevant measure because it is used for annual and long range planning purposes and reflects the performance of our business and our employees. In determining to use operating income as a percentage of sales as a performance measure for the 2008 Incentive Plan (as opposed to NIBIT as a percentage of sales), the Compensation Committee believed that operating income as a percentage of sales is easily understood within Rimage as a measure of performance and reflects the performance of our ongoing business operations.

          The 2008 target goals established by the Compensation Committee for sales were 6.5% growth over our 2007 results, operating income as a percentage of 2008 sales of 17.0%, or $19.7 million in operating income, and revenue of at least $108.9 million. The Compensation Committee intends these target goals to be aggressive to encourage significant improvements in financial performance and growth in our business.

Elements of In-Service Compensation

          The Compensation Committee followed the guiding principles outlined above in the development and administration of these elements of compensation of the Named Executive Officers while serving with us:

•	Base salary
•	Cash bonus
•	Long-term equity compensation

          The Compensation Committee does not believe that personal benefits or perquisites (i.e. “perks”) are appropriate as a significant element of compensation for the Named Executive Officers. Because perks are not conditioned upon performance, create divisions among employees that undermine morale, and are inconsistent with Rimage’s policy of equitable treatment of all employees based upon their contribution to our business, the value of perks to any Named Executive Officer was less than $10,000 in 2008.

          Base Salaries

          At its meeting in February 2008, the Compensation Committee approved increases to the base salaries of the Named Executive Officers effective for fiscal year 2008. The increases were based on market-related and internal equity adjustments, as well as the Named Executive Officer’s performance. These base salaries were set at or below the 50th percentile of base pay of similar executive officer employees in the market group. This is in keeping with the Compensation Committee’s philosophy allowing Named Executive Officers to earn a significant portion of overall cash compensation through the annual incentive plan.

          Cash Bonus

          The cash bonus component of compensation is available to the Named Executive Officers through the 2008 Incentive Plan. The following table shows the bonus amounts as a percentage of salary that will be earned by the Named Executive Officers under the 2008 Incentive Plan upon Rimage’s achievement of the target and maximum goals relating to sales and operating income as a percentage of sales. In addition, no bonus will be earned by any Named Executive Officer in the event revenue for 2008 was less than $108.9 million. Under the matrix associated with the 2008 Incentive Plan, achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the executive officer is entitled to no bonus.

	Bonus Payout Under 2008 Incentive Plan As a Percentage of 2008 Base Salary
Executive Officer and Title	Target Goals Achieved	Maximum Goals Achieved
Bernard P. Aldrich	60%	120%
Chief Executive Officer

Manuel M. Almeida	50%	100%
Senior Vice President
of Sales and Marketing

Robert M. Wolf	50%	100%
Chief Financial Officer

          Consistent with its overall compensation philosophy, the Compensation Committee ties cash bonus amounts to achievement of specific performance goals intended to improve our business and shareholder value.

          For 2008, we did not have any growth in sales as compared to 2007 and therefore, we failed to achieve the minimum established by the Compensation Committee with respect to this performance measure. Operating income as a percentage of 2008 sales was 12.9%, or $11.7 million in operating income. Our 2008 revenue was $91.4 million. Our operating income as a percentage of revenue was above the minimum established for this measure, however our revenue for 2008 was below the minimum established by the Compensation Committee. Accordingly, under the matrix associated with the 2008 Incentive Plan, our 2008 financial performance resulted in no cash bonuses to the Named Executive Officers.

          Long-Term Equity Compensation

          The Compensation Committee may from time to time grant equity awards to executive officers for superior performance. The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 2007 Plan, except in limited and special circumstances.

          On May 14, 2008, the date of the 2008 Annual Meeting of Shareholders, the Compensation Committee granted stock options to the Named Executive Officers in respect of performance in 2007. The stock options granted in May 2008 are non-qualified, have an exercise price of the fair market value of our common stock on the date of grant, vest over a period of four years, have a term of seven years and in other respects are subject to the terms and conditions of the 2007 Plan.

          In determining the number of shares underlying the stock options granted in respect of 2007 performance, the Compensation Committee considered the overall value of the award, previously made grants to the Named Executive Officers (including the grants to the Named Executive Officers under an equity program adopted for 2006) and the value of both cash and equity compensation of executive officers in the market group of companies.

          The following table shows the stock options granted to each of the Named Executive Officers on May 14, 2008:

Named Executive Officer	Number of Shares of Stock Underlying Stock Option
Bernard P. Aldrich	25,000
Manuel M. Almeida	15,000
Robert M. Wolf	15,000

          The Compensation Committee anticipates granting options to the Named Executive Officers at the time of this 2009 Annual Meeting of Shareholders in respect of performance in 2008. As with past equity grants, the Compensation Committee will take into account a variety of factors in determining the number of shares underlying the stock options to be granted in respect of 2008 performance, including those factors reviewed for determining the number of shares underlying stock options to be granted in respect of 2007 performance.

          Equity Granting Process

          In 2006, the Compensation Committee formalized as policy our historical practice to grant options on a recurring pre-determined calendar. The policy of the Compensation Committee is to grant stock options at a regularly scheduled meeting of the Compensation Committee held in conjunction with a meeting of the Board of Directors on the day of the Annual Meeting of Shareholders, typically scheduled in May of each year.

          Additionally, the Compensation Committee established a policy that if the Chief Executive Officer makes a discretionary grant of options to purchase our common stock to newly hired non-executive employees prior to the next annual grant, the grant date will be the second Tuesday of the month following the employee’s start date, or if the Nasdaq Stock Market was closed on such second Tuesday, the next succeeding day on which the Nasdaq Stock Market is open for regular trading. Under the 2007 Plan, our Chief Executive Officer has been delegated the authority to grant stock options to non-executive employees. Beginning February 18, 2008, the Chief Executive Officer’s delegation authority was limited to grants to any individual of no more than 5,000 options individually and no more than 20,000 options in the aggregate to all such employees on an annual basis, not including options granted directly by the Compensation Committee. Further, if the Chief Executive Officer grants stock options to a new hire using this discretion, he must advise the Chair of the Compensation Committee of the planned grant. The limits on the granting authority delegated to the Chief Executive Officer were reduced to reflect the size of recent options grants and the fact that our practice is to grant stock options on the date of the Annual Meeting of Shareholders.

          In 2006, as part of the formal review of stock option granting processes, we also adopted a formal policy that was consistent with historical practice regarding the timing of awards relative to the release of material, non-public information. Our policy is to grant stock options at a time that directors and executive officers were not in possession of material, non-public information and during periods when trading would be permitted under our trading policy. Our practice is to grant annual options to executives and other employees on the date of the Annual Meeting of Shareholders.

          Stock options granted in 2008 have an exercise price of the fair market value of our common stock on the date of grant. The date of grant is determined under the 2007 Plan by reference to the closing market price of our common stock on the date the Compensation Committee meets (or takes action in writing in lieu of meeting) and determines the award recipient, the number of shares underlying stock option awards and the other material terms of the stock option grant, or such future date specified as the grant date by the Compensation Committee when all material terms of the stock option grant are determined. For those options granted by our Chief Executive Officer under delegated authority, the date of grant is the second Tuesday of the month following the employee’s start date, or if the Nasdaq Stock Market was closed on such second Tuesday, the next succeeding day on which the Nasdaq Stock Market is open for regular trading.

Elements of Post-Termination Compensation

          Our practice has been to enter into a form of letter agreement relating to severance and change in control benefits with each person appointed by the Board as an executive officer. In March 2007, these letter agreements with each of the Named Executive Officers were amended and restated. These letter agreement were again amended and restated on December 22, 2008 to make several technical changes designed to make the letter agreements comply with the requirements of Section 409A of the Internal Revenue Code of 1986.

          The Compensation Committee believes that severance and change in control arrangements for the Named Executive Officers aid in the recruitment and retention of executive officers and provide incentives for executive officers to grow our business and maintain focus on returning value to shareholders. The Compensation Committee believes that providing protection to executive officers whose employment is terminated in connection with a change in control strikes an appropriate balance among the interests of our executive officers and the interests of others in a change in control transaction. In particular, the Compensation Committee noted that the benefits under these letter agreements are only payable upon termination without cause prior to a change in control or both the occurrence of a change in control and the termination of employment without cause or for good reason, and that the severance and change in control benefits are conditioned upon compliance with non-disclosure and non-competition agreements.

          See “Executive Compensation – Severance and Change in Control Benefits” in this proxy statement for a discussion of the terms of these letter agreements with the Named Executive Officers and the value of benefits payable under the letter agreements.

Stock Ownership Guidelines

          On May 16, 2006, the Compensation Committee established, and the Board of Directors approved, stock ownership guidelines for our executive officers and directors. These guidelines were reviewed and revised by the Board of Directors on March 11, 2009. The ownership guidelines for executive officers is based upon the following multiples of base pay, with the multiple depending upon management level: Chief Executive Officer, five times; President and Chief Operating Officer, and Chief Financial Officer, three times; and all other executive officers, two times. The ownership guideline for directors is three times the annual retainer (exclusive of meeting fees) paid to directors by us. Ownership levels will be determined by including stock acquired through open market transactions, employee stock purchase plan purchases, shares granted under time vested restricted stock or restricted stock unit grants, shares earned under performance stock awards, as well as the in-the-money value of vested stock options. We recommend that executive officers and directors meet the applicable guidelines within five years of the date he or she first becomes subject to the guidelines and meet the applicable guidelines associated with an increase in his or her management level within five years of such change.

          Although executive officers and directors are not required to meet the applicable guidelines until five years from the date he or she first becomes subject to the guidelines, at December 31, 2008, the Compensation Committee reviewed the progress of the Named Executive Officers and directors toward the ownership guidelines as of that date and determined that all of the Named Executive Officers and directors either met the ownership guidelines or were on track for meeting the ownership guidelines within the established timeframes.

Impact of Regulatory Requirements

          In determining our compensation policies and the programs and actions to be taken by us with respect to executive compensation, the Compensation Committee considers the impact of accounting rules, securities rules and tax rules.

          In particular, the Compensation Committee reviewed the requirements of Section 162(m) of the Internal Revenue Code that allows us an income tax deduction for certain compensation exceeding $1,000,000 paid in any taxable year to executive officers and, in structuring the letter agreements, the provisions of Section 280(G) that would subject certain excess parachute payments under Section 280(G) of the Internal Revenue Code to excise tax under Section 4999 of the Internal Revenue Code. The letter agreements do not provide for “tax gross-up”

payments, that is payment by us of an amount to cover the personal tax liability of the officer. We have not been limited in our deduction for compensation expenses under Section 162(m) of the Internal Revenue Code in 2008 or in any prior fiscal year.

          In response to this review, we amended the letter agreements with the Named Executive Officers relating to severance and change in control benefits in March 2007 to ensure that the benefits payable under the letter agreements are exempt from the requirements of Section 409A of the Internal Revenue Code, which imposes a penalty tax on certain non-exempt deferred compensation. We also amended the letter agreements with the Named Executive Officers relating to severance and change in control benefits in December 2008, again in response to the requirements of Section 409A of the Internal Revenue Code.

          Our stock option grant policies have been impacted by the implementation of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which we adopted in the first quarter of fiscal year 2006. Under this accounting standard, we are required to value unvested stock options granted prior to our adoption of SFAS 123R and stock options granted after the adoption of SFAS 123R using the fair value method and expense those amounts in our income statement over the stock option’s remaining vesting period. In light of the adoption of SFAS 123R, the Compensation Committee considered, and continues to evaluate, additional ways to align the value of equity compensation received by our employees with the accounting treatment of this equity compensation.

          In 2006, we also began issuing options that were not qualified under Section 423 of the Internal Revenue Code in lieu of stock options that were so qualified (i.e. incentive stock options) because of the high rate of “disqualifying dispositions” for incentive stock options (which result in the incentive option being treated as a non-qualified stock option) and the administrative burden of tracking disqualifying disposition data. All options granted in 2008 were non-qualified stock options.

Conclusion of Compensation Committee

          The Compensation Committee believes our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our shareholders. The Compensation Committee believes that the compensation of the Named Executive Officers is reasonable, appropriate and responsive to the goal of improving shareholder return.

Summary Compensation Table

          The following table shows information concerning compensation earned for services in all capacities during the fiscal year for (i) Bernard P. Aldrich, who served as our Chief Executive Officer in 2008, 2007 and 2006; (ii) Robert M. Wolf, who served as our Chief Financial Officer in 2008, 2007 and 2006; and (iii) the one other executive officer of our company whose total compensation was at least $100,000 (together referred to as our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non- Equity Incentive Plan Compen- sation ($) (3)	All Other Compen- sation ($) (4)	Total ($)
Bernard P. Aldrich Chief Executive Officer	2008	367,597	—	141,616	—	13,651	522,864
	2007	339,423	(6,756)	110,927	177,480	16,770	637,844
	2006	324,296	6,756	75,299	138,450	17,128	561,929

Robert M. Wolf Chief Financial Officer	2008	217,828	—	73,078	—	6,813	297,719
	2007	189,231	(3,378)	56,558	82,650	6,197	331,258
	2006	169,824	3,378	43,221	60,350	5,687	282,460

Manuel M. Almeida Executive Vice President of Sales and Marketing	2008	275,192	—	84,945	—	13,651	373,788
	2007	264,423	(4,061)	67,990	115,275	14,633	458,260
	2006	249,988	4,061	52,484	88,750	14,629	409,912

(1)

Values expressed represent the actual compensation cost recognized by our company during the fiscal year for equity awards granted in that fiscal year and prior fiscal years as determined pursuant to Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”). The determination utilizes the respective assumptions and accounting principles discussed in Note 2, “Stock-Based Compensation and Common Stock Repurchases,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)

Amounts in 2007 relate to a reversal in 2007 of equity compensation expense recorded in 2006. During the third quarter of 2007, we changed our assessment of achieving the performance criteria applicable to the performance shares granted under the 2006 Equity Program from probable to improbable. Accordingly, we reversed all compensation expense recorded in prior periods for the performance shares during the third quarter of 2007, which included expense recorded in 2006. The performance period ended December 31, 2008 and the performance goals were not achieved, resulting in the cancellation of all performance shares.

(3)	Represents bonuses paid to the Named Executive Officers under our Incentive Plan for the year noted, which are reported for the year in which the related services were performed.
(4)	Represents the following amounts.

Name	Year	Matching Contributions to 401(k) Plan	Automobile Allowance	Insurance Premiums
Bernard P. Aldrich	2008	$6,900	$6,231	$520
	2007	10,250	6,000	520
	2006	9,909	6,000	1,219

Robert M. Wolf	2008	$6,293	—	$520
	2007	5,677	—	520
	2006	5,095	—	593

Manuel M. Almeida	2008	$6,900	$6,231	$520
	2007	8,113	6,000	520
	2006	7,680	6,000	949

Grants of Plan-Based Awards in 2008

          The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ending December 31, 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Bernard P. Aldrich	02/19/08	$—	$220,558	$441,116
Robert M. Wolf	02/19/08	$—	$108,914	$217,828
Manuel M. Almeida	02/19/08	$—	$137,596	$275,192

(1)

Represents bonuses that may have been earned by the Named Executive Officers under our 2008 Incentive Plan. Under the matrix associated with the 2008 Incentive Plan, achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the executive officer is entitled to no bonus such that there is no “threshold” level of achievement. No bonus amounts were earned or paid under the 2008 Incentive Plan. For explanation of the 2008 Incentive Plan, refer to the description on pages 22 and 23 of this proxy statement under the headings of Compensation Discussion and Analysis entitled “Design of Compensation Programs” and “Elements of In-Service Compensation – Cash Bonus,” respectively.

Outstanding Equity Awards At Fiscal Year-End

          The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)
Bernard P. Aldrich	—	25,000	$17.74	05/14/2015
Bernard P. Aldrich	5,975	17,925	$27.03	05/15/2017
Bernard P. Aldrich	12,600	12,600	$21.77	05/16/2016
Bernard P. Aldrich	30,000	—	$18.00	02/24/2015
Bernard P. Aldrich	25,000	—	$14.10	01/22/2014
Bernard P. Aldrich	20,000	—	$8.57	02/12/2013

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)
Bernard P. Aldrich	20,000	—	$10.00	10/30/2010
Robert M. Wolf	—	15,000	$17.74	05/14/2015
Robert M. Wolf	3,000	9,000	$27.03	05/15/2017
Robert M. Wolf	6,300	6,300	$21.77	05/16/2016
Robert M. Wolf	20,000	—	$18.00	02/24/2015
Robert M. Wolf	10,000	—	$14.10	01/22/2014
Robert M. Wolf	10,000	—	$8.57	02/12/2013
Robert M. Wolf	10,000	—	$6.85	11/02/2011
Robert M. Wolf	10,000	—	$10.00	10/30/2010
Robert M. Wolf	3,750	—	$8.17	05/04/2009
Manuel M. Almeida	—	15,000	$17.74	05/14/2015
Manuel M. Almeida	3,575	10,725	$27.03	05/15/2017
Manuel M. Almeida	7,576	7,574	$21.77	05/16/2016
Manuel M. Almeida	25,000	—	$18.00	02/24/2015
Manuel M. Almeida	6,000	—	$12.51	09/29/2013

(1)	Options vest and become exercisable in equal installments on the first four anniversaries of the date of grant.
(2)

The expiration date of each option granted prior to 2008 is the ten-year anniversary of the date of grant of such option. Beginning in 2008, the expiration date of each option is the seven-year anniversary of the date of grant of such option.

          The table above does not reflect the unearned, unvested performance shares granted under the 2006 Equity Program to the Named Executive Officers on September 18, 2006 as we determined in the third quarter of 2008 that it was improbable that we would achieve the performance criteria applicable to the performance shares. The performance period ended December 31, 2008 and the performance goals were not achieved, resulting in the cancellation of all performance shares.

2008 Options Exercised and Stock Vested

          The following table sets forth certain information concerning options exercised during 2008 for the Named Executive Officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Bernard P. Aldrich	35,000	$525,010
Robert M. Wolf	—	—
Manuel M. Almeida	—	—

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the respective dates of exercise.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation

          On November 5, 2004, we entered into a letter agreement relating to severance and change in control benefits (the “letter agreement”) with certain of our executive officers. Our practice has been to enter into such a letter agreement with each person appointed by the Board as an executive officer. In March 2007, we entered into an amended and restated form of the letter agreement with each of our executive officers that was approved by the Compensation Committee and the Board of Directors. In December 2008, we and each then-serving executive officer agreed to an amended and restated form of the letter agreement (the “Letter Agreement”) that included certain technical changes relating to Section 409A of the Internal Revenue Code. As of December 31, 2008, each of the Named Executive Officers, Mr. Aldrich, Mr. Wolf and Mr. Almeida, were parties to the Letter Agreement.

          The terms “cause,” “good reason,” and “change in control,” used in the Letter Agreement are defined as follows:

Term	Definition
Cause	●

The failure by the executive officer to use his or her best efforts to perform the material duties and responsibilities of his or her position or to comply with any material policy or directive Rimage has in effect from time to time, provided the executive officer shall have received notice of such failure and have failed to cure the same within thirty days of such notice.

●

Any act on the part of the executive officer which is harmful to the reputation, financial condition, business or business relationships of Rimage, including, but not limited to, conduct which is inconsistent with federal or state law respecting harassment of, or discrimination against, any Rimage employee or harmful to the reputation or business relationships of the executive officer.

●

A material breach of the executive officer’s fiduciary responsibilities to Rimage, such as embezzlement or misappropriation of Rimage funds, business opportunities or properties, or to any of our customers, vendors, agents or employees.

	●	Conviction of, or guilty plea or nolo contendere plea by the executive officer to a felony or any crime involving moral turpitude, fraud or misrepresentation.
	●	A material breach of the executive officer’s Nondisclosure and Noncompetition Agreement with Rimage.

Good Reason	Good Reason for the twelve month period following a Change in Control shall mean, without your express written consent, any of the following:

(i) a material diminution of your authority, duties or responsibilities with respect to your position immediately prior to the Change in Control, or
(ii) a material reduction in your base compensation as in effect immediately prior to the Change in Control;
(iii) a material reduction in the authority of the person to whom you report (or a change in your reporting directly to the Board of Directors, if applicable);
(iv) a material change in the geographic location at which you must perform services for Rimage; and
(v) any other action or inaction that constitutes a material violation of this Agreement by Rimage;

provided that no such termination for Good Reason shall be effective unless: (A) you provide written notice to the Chair of the Board of Directors of the existence of a condition specified in paragraphs (i) through (v) above within 90 days of the initial existence of the condition; (B) Rimage does not remedy such condition within 30 days of the date of such notice; and (C) you terminate your employment within 90 days following the last day of the remedial period described above.

Term	Definition
Change in Control

Change in Control of Rimage shall mean a change in control which would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Rimage is then subject to such reporting requirement, including without limitation, if:

●

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Rimage representing 20% or more of the combined voting power of Rimage’s then outstanding securities (other than an entity owned 50% or greater by Rimage or an employee pension plan for the benefit of the employees of Rimage);

●

there ceases to be a majority of the Board of Directors comprised of (A) individuals who, on the date of this Letter Agreement, constituted the Board of Directors of Rimage; and (B) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or

●

Rimage disposes of at least 75% of its assets, other than (X) to an entity owned 50% or greater by Rimage or any of its subsidiaries, or to an entity in which at least 50% of the voting equity securities are owned by the shareholders of Rimage immediately prior to the disposition in substantially the same percentage or (Y) as a result of a bankruptcy proceeding, dissolution or liquidation of Rimage.

          The Letter Agreement provides that if the executive officer’s employment is terminated without cause (other than during the twelve month period following a change in control), the executive will be entitled to payments of the executive officer’s regular base salary for a period of twelve months or until the executive secures other employment, whichever comes first. The executive officer will also be paid an amount equal to the average of the prior three calendar years’ annual bonus amount received by the executive. The bonus payment will be paid in twelve equal installments consistent with our regular payroll practices, but will cease at such earlier time as the executive officer secures other employment. We also will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of: (A) twelve months from the date COBRA coverage begins; or (B) the date COBRA coverage otherwise terminates.

          If a Named Executive Officers’ employment was terminated without cause as of December 31, 2008, we estimate that the value of the benefits under the Letter Agreement with Messrs. Aldrich, Wolf and Almeida would have been as follows based upon his salary for fiscal year 2008 and an amount equal to the average of the annual bonus for the prior three completed calendar years prior to December 31, 2008 (2007, 2006 and 2005):

	Termination Without Cause
Executive Officer	Base Salary Payments	Bonus Payments	Insurance Premiums
Bernard P. Aldrich	$353,985	$168,560	$3,864
Robert M. Wolf	$209,760	$76,417	$12,097
Manuel M. Almeida	$265,000	$111,133	$12,198

          The Letter Agreement also provides that if a change in control occurs and within twelve months of the change in control the executive’s employment is terminated by us without cause or by the executive for good reason, we must pay the executive a cash severance payment. The severance payment is payable within sixty days of the date of termination and will be equal to 100% of the sum of the executive’s annual base salary and his or her target bonus in effect on such date (without giving effect to any reduction that results in the executive’s termination for good reason). The target bonus is the cash amount under all our annual incentive compensation plans in which the executive participates, waiving any condition for payment to the executive and assuming that the performance goals for the period were achieved at the 100% level. We will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of: (A) twelve months from the date COBRA coverage begins; or (B) the date COBRA coverage otherwise terminates.

          Additionally, all stock options held by the executive will immediately vest upon a change in control. The Letter Agreement provides that in the event the vesting of options, together with all other payments and the value of any benefit received or to be received by the executive officer under the Letter Agreement would result in all or a portion of such amount being subject to excise tax, the executive officer is only entitled to an amount that would result in no portion of the amount being subject to excise tax.

          In May 2006, we determined the number of performance shares to be granted to each of Messrs. Aldrich, Wolf, and Almeida and the agreement relating to these performance shares also provides that the performance shares that have not yet vested will vest and become immediately payable upon the occurrence of a change in control during the performance period of January 1, 2006 to December 31, 2008. The definition of the “change in control” for the purposes of the performance share agreement is substantially similar to the definition of the Letter Agreement. The performance goals were not achieved during the performance period and therefore, all performance shares were cancelled. Accordingly, in calculating the amounts payable to the Named Executive Officers in the event of a change in control, the value of any performance shares was not included.

          If, within twelve months of a change in control, a Named Executive Officer’s employment was terminated without cause or for good reason as of December 31, 2008, we estimate that the value of the benefits under the Letter Agreement with Messrs. Aldrich, Wolf and Almeida would have been as follows based upon his or her salary for fiscal year 2008, target bonus for fiscal year 2008, and stock option holdings at December 31, 2008:

	Termination Without Cause or For Good Reason Within 12 Months of a Change in Control
Executive Officer	Severance Payments	Insurance Premiums	Value of Accelerated Vesting of Stock Options (1)
Bernard P. Aldrich	$566,376	$3,864	$—
Robert M. Wolf	$314,640	$12,097	$—
Manuel M. Almeida	$397,500	$12,198	$—

(1)

Value based on a share price of $13.41, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on December 31, 2008. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated.

          These salary continuation and change in control benefits are conditioned upon the executive’s execution of a general release and compliance with a nondisclosure and non-competition agreement. Further, in the event that the vesting of options upon a change in control, together with all other benefits provided by the Letter Agreement, would result in all or a portion of such amount being subject to excise tax then the executive will be entitled to the amount that would result in no portion of the amount being subject to excise tax. In calculating the amounts described above, we assumed that no amount payable to the executive officer under the Letter Agreement is subject to excise tax. Additionally, if the amounts payable under the Letter Agreement would be subject to the requirements of Section 409A of the Internal Revenue Code, we may amend the Letter Agreement as we may determine, including to delay the start of any payment to any key employee (as defined in Section 409A of the Internal Revenue Code) for no more than six months, amend the definition of Change in Control and amend the definition of disability. In the event any such payment is so delayed, the amount of the first payment to the executive officer will be increased for interest earned on the delayed payment based upon interest for the period of delay, compounded annually, equal to the prime rate (as published in the Wall Street Journal) in effect as of the date the payment should otherwise have been provided. In calculating the amounts described above, we assumed that no amount payable to the executive officers under the Letter Agreement is subject to the requirements of Section 409A of the Internal Revenue Code.

          If the executive resigns (other than for good reason during the twelve month period following a change in control), if we terminate the executive’s employment for cause, or if the executive’s employment terminates as a result of death or disability, the executive is entitled to receive the executive’s base salary accrued but unpaid as of the date of termination, but is not entitled to receive any salary continuation benefit thereafter.

DIRECTOR COMPENSATION

          Our non-employee directors received the following amounts for Board and committee service during 2008:

•	an annual retainer of $24,000;

•	$1,500 for each meeting of the Board of Directors attended in person;

•	$1,000 for each telephonic meeting of the Board of Directors attended; and

•	$1,500 for each committee meeting attended in person.

          In addition, certain of our non-employee directors received the following additional amounts for Board and committee service during 2008:

•

The chair of the Audit Committee and the Compensation Committee received an additional $1,000 per committee meeting attended and the chair of the Governance Committee received an additional $500 per committee meeting attended; and

•	James L. Reissner, our non-executive Chairman of the Board, received an additional annual retainer of $16,000 for his service as chairman.

          For directors who are not employees, the 2007 Plan provides for a grant of a discretionary number of shares of restricted stock or non-qualified stock options or a combination of both on each director’s election and re-election at the annual shareholder meeting, not to exceed 25,000 shares. Under this provision of the 2007 Plan, each non-employee director re-elected at the 2008 Annual Meeting, Messrs. Benveniste, Hotchkiss, Madison, Quist and Reissner, received a non-qualified option to purchase 7,500 shares of our common stock and an award of 1,000 shares of restricted stock.

          On March 11, 2009, the Compensation Committee recommended and the Board of Directors approved certain amendments to the 2007 Plan that are described in greater detail under Proposal 2: Approval of the Amended and Restated 2007 Stock Incentive Plan. Among these amendments were amendments that would permit the Compensation Committee to grant restricted stock units, in addition to stock options and restricted stock, to non-employee directors elected or re-elected at an annual meeting of shareholders. As with the current provisions of the 2007 Plan, the Board would determine the type of award and number of shares for each award type each year.

          On March 11, 2009, the Compensation Committee and the Board also determined that each non-employee director elected or re-elected at the Meeting would receive 3,500 restricted stock units and no stock options or restricted stock under the provisions of the Amended 2007 Plan. In the event shareholder approval is not received with respect to Proposal 2: Approval of the Amended and Restated 2007 Stock Incentive Plan, the Compensation Committee and the Board determined that no stock options or restricted shares will be issued to non-employee directors at the Meeting pursuant to the automatic grant provisions of the 2007 Plan. However, the Compensation Committee intends to issue each non-employee director 3,500 restricted stock units on a discretionary basis under the 2007 Plan on the date of the Meeting. Additionally, the Compensation Committee recommended and the Board of Directors approved a deferral arrangement that permits non-employee directors to defer receipt of the shares of stock issued upon vesting of restricted stock units.

          The following table shows for 2008, the cash and other compensation paid by us to each of our Board members:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
Lawrence M. Benveniste	$52,000	$11,227	$56,677	$119,904
Philip D. Hotchkiss	$54,000	$11,227	$56,677	$121,904
Thomas F. Madison	$58,500	$11,227	$56,677	$126,404
Steven M. Quist	$60,000	$11,227	$56,677	$127,904
James L. Reissner	$79,500	$11,227	$56,677	$147,404

(1)	Represents cash retainer and meeting fees for 2008 as described above.
(2)

Values expressed represent the actual compensation cost recognized by our company during fiscal 2008 for equity awards granted in 2008 and prior years as determined pursuant to SFAS 123R utilizing the assumptions and accounting principles discussed in Note 2, “Stock-Based Compensation and Common Stock Repurchases,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The aggregate number of stock options outstanding at December 31, 2008 held by directors was: Mr. Benveniste, 62,000 shares; Mr. Hotchkiss, 26,449 shares; Mr. Madison, 57,000 shares; Mr. Quist, 72,000 shares; Mr. Reissner, 92,000 shares; and Mr. Aldrich, 169,100 shares.

          Bernard P. Aldrich, who served as our director and an executive officer in 2008, received no compensation for Board or committee service during 2008.

REPORT OF THE COMPENSATION COMMITTEE

          The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

          The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2008 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2009 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of Directors

Steven M. Quist (Chair)
Lawrence M. Benveniste
Philip D. Hotchkiss

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

          Since the beginning of 2008, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

          The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest. Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.

          In addition, in March 2007, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest. Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•	employment of executive officers, director compensation to be reported in our proxy statement;
•	payment of ordinary expenses and business reimbursements;
•

transactions with related companies in which the dollar amount does not exceed $120,000 if the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that other company’s shares;

•

charitable contributions in which the dollar amount does not exceed $10,000 or 2% of the charitable organization’s receipts where a related party’s only relationship to the charity is as an employee (other than an executive officer) or a director;

•	payments made under our articles of incorporation, bylaws, insurance policies or other agreements relating to indemnification;
•	transactions in which our shareholders receive proportional benefits; and
•	transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.

          The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction. If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction. The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;
•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	whether the related party transaction is material to us;
•	the role the related party has played in arranging the transaction;
•	the structure of the related party transaction;
•	the interests of all related parties in the transaction;
•	the extent of the related party’s interest in the transaction; and
•	whether the transaction would require a waiver of our Code of Ethics and Business Conduct.

          The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of a class of our equity securities, are required to report their ownership of our equity securities and any changes in such ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ending December 31, 2008.

          Based upon information provided by our officers and directors, we believe that all officers, directors and 10% shareholders filed all reports on a timely basis in fiscal year 2008.

PROPOSAL 3:
APPOINTMENT OF INDEPENDENT AUDITORS

          The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2009 and to perform other appropriate audit-related and tax services. In the event the appointment of KPMG LLP should not be ratified and approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

          The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting and entitled to vote is required to approve the ratification of the appointment of the independent auditors, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date. Proxies will be voted in favor of this proposal unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

          The Audit Committee has selected KPMG LLP as its independent registered public accounting firm for Rimage’s fiscal year ending December 31, 2009 and has asked the shareholders to ratify such appointment. Representatives of KPMG LLP, which has served as our independent auditors since 1989, are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Accountant Fees and Services

          The following is an explanation of the fees billed to us by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007, which totaled approximately $714,500 and $688,400, respectively.

          Audit Fees. The aggregate fees billed or estimated to be billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, work relating to our internal controls over financial reporting and the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002, or other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2008 and December 31, 2007 totaled approximately $600,300 and $580,400, respectively.

          Audit-Related Fees. The were no fees billed to us for professional services for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

          Tax Fees. The aggregate fees billed to us by KPMG LLP for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns for the fiscal years ended December 31, 2008 and December 31, 2007 totaled approximately $114,200 and $108,000, respectively.

          All Other Fees. There were no fees billed to us by KPMG LLP for the fiscal years ended December 31, 2008 and December 31, 2007 other than those described above.

Audit Committee Pre-Approval Procedures

          We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $25,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

          All of the services described above for 2008 were pre-approved by the Audit Committee or a member of the Committee before KPMG LLP was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

          The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2010 Annual Meeting of Shareholders, the proposal must be received by the Secretary of Rimage Corporation in writing at our corporate offices, 7725 Washington Avenue South, Edina, Minnesota 55439, no later than December 12, 2009.

          Pursuant to our bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than December 12, 2009. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the section of this proxy statement entitled “Corporate Governance — Director Nominations” and in our bylaws. If we receive notice of a shareholder proposal after December 12, 2009, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2010 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

          At the date of this proxy statement, management knows of no other business that may properly come before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Bernard P. Aldrich
President and Chief Executive Officer

Edina, Minnesota
April 9, 2009

APPENDIX A:

RIMAGE CORPORATION

AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

RIMAGE CORPORATION

AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of the Amended and Restated 2007 Stock Incentive Plan (the “Plan”) is to enable Rimage Corporation (the “Company”) and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other stockholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and Other Awards to aid the Company in obtaining these goals, subject to the approval by the shareholders on May 13, 2009.

SECTION 2

DEFINITIONS

2.1	BOARD means the Board of Directors of the Company.

2.2

CAUSE shall mean, unless otherwise defined in the Stock Incentive Agreement or in a separate agreement with the Participant that governs Stock Incentives granted under this Plan, gross and willful misconduct during the course of his or her service to the Company, including but not limited to wrongful appropriation of funds or property of the Company, conviction of a Participant of a gross misdemeanor or felony or a material violation of any Company policy (including, without limitation, any policy contained in the Company’s Code of Conduct), regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3	CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

2.4	COMMITTEE means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.

2.5	COMPANY means Rimage Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6

DISABILITY shall mean a physical or mental condition resulting from a bodily injury or disease or mental disorder rendering such person incapable of continuing to perform the essential employment or director duties of such person at the Company as such duties existed immediately prior to the bodily injury, disease or mental disorder.

2.7	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

2.8	EXERCISE PRICE means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.9

FAIR MARKET VALUE of one Share on any given date shall be determined by the Committee as follows: (a) if the Common Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the such principal exchange or the Nasdaq Stock Market on the date in question, or if such Common Stock shall not have been traded on such principal exchange or on the Nasdaq Stock Market on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Common Stock was so traded; or (b) if the Common Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq Small Cap Market, the closing bid price for such Common Stock on the date in question, or if there is no such bid price for such Common Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Stock Incentive that is intended to be exempt from the requirements of Code Section 409A, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Code Section 409A, which determination shall be final and binding on all parties.

2.10	INDEPENDENT DIRECTOR means a member of the Board who is not otherwise an employee of the Company or any Subsidiary.

2.11

INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.12	ISO means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

2.13

KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee. Key Employees of any Subsidiary created or acquired after the Effective Date of this Plan shall be eligible to be Participants in this Plan without further action of the Board or its shareholders.

2.14

KEY PERSON means a person, other than a Key Employee, who is (a) a member of the Board; or (b) a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered on SEC Form S-8. Key Persons of any Subsidiary created or acquired after the Effective Date of this Plan shall be eligible to be Participants in this Plan without further action of the Board or its shareholders.

2.15	NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code Section 422.

2.16	OPTION means an ISO or a NQSO.

2.17

OUTSIDE DIRECTOR means a member of the Board who is not an employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time, and (b) an “outside director” under Code Section 162(m) and the regulations promulgated thereunder.

2.18	PARTICIPANT means a Key Person or Key Employee who is designated to receive an award under the Plan by the Committee.

2.19	PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.20	PERFORMANCE PERIOD shall mean the period during which a performance goal must be attained with respect to a Stock Incentive that is performance based, as determined by the Committee.

2.21

PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of performance criteria, either as to the delivery of such Shares or the calculation of the amount deliverable as a result of achieving a level of performance over a specified Performance Period, or any combination thereof.

2.22

PERFORMANCE UNITS means a contractual right granted to a Participant to receive a Share (or cash equivalent) upon achievement of performance criteria or a level of performance over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.23	PLAN means the Rimage Corporation Amended and Restated 2007 Stock Incentive Plan, as it may be further amended from time to time.

2.24	QUALIFYING EVENT shall mean, with respect to a Participant, such Participant’s death, Disability or Retirement.

2.25

RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.26

RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.27	RETIREMENT shall mean retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 65.

2.28	SHARE or COMMON STOCK means a share of the common stock of the Company.

2.29

STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the specified price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.30	STOCK INCENTIVE means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Stock or Performance Unit or cash.

2.31	STOCK INCENTIVE AGREEMENT means a document issued by the Company or a Subsidiary to a Participant evidencing an award of a Stock Incentive.

2.32

SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33

TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3

SHARES SUBJECT TO STOCK INCENTIVES

3.1

The aggregate number of Shares that may be issued under the Plan is One Million Two Hundred Thirty Thousand Three Hundred Twenty (1,230,320) Shares, subject to adjustment as provided in Section 10. The Company’s 1992 Stock Option Plan (the “Prior Plan”) is amended by this Plan to eliminate the authority and discretion of the Board, the Compensation Committee of the Board and any executive officer of the Company to grant any new awards or options (or to amend any previously granted award or option to increase the number of shares thereunder) under the Prior Plan, including with respect to any shares that would become available for issuance as a result of the cancellation or forfeiture of shares under any previously granted awards or options.

Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.

3.2

Subject to adjustment pursuant to Section 10, no Participant may be granted any Stock Incentive covering an aggregate number of Shares in excess of Three Hundred Thousand (300,000) in any calendar year (100,000 Shares for years prior to January 1, 2009).

SECTION 4

EFFECTIVE DATE

The effective date of this Plan as restated shall be May 13, 2009, subject to shareholder approval on that date; provided that the amended provisions of the restated Plan shall not adversely affect the rights of Participants with respect to Stock Incentives granted pursuant to the terms of the Plan in effect prior to the effective date of the restated Plan. The Plan was originally effective on May 15, 2007, which is the date on which the shareholders of the Company originally approved the Plan.

SECTION 5

ADMINISTRATION

5.1

GENERAL ADMINISTRATION. The Committee shall administer this Plan. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Committee’s actions shall be binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by such actions.

5.2

AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to select Participants in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Any and all awards of Stock Incentives to Insiders of the Company or Independent Directors shall be made and administered by the Committee (or subcommittee authorized under Section 5.3) consisting solely of Outside Directors. Further, the Committee may make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may seek the assistance of such persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3

DELEGATION OF AUTHORITY. The members of the Committee and any other persons to whom authority has been delegated by the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee or to one or more executive officers of the Company the authority to grant Stock Incentives, and/or to administer the Plan or any aspect of it; provided, however, that only the Committee may grant Stock Incentives that may meet the Performance-Based Exception.

5.4

DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6

ELIGIBILITY

Participants selected by the Committee shall be eligible for the grant of Stock Incentives under this Plan, but no Participant shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an eligible Participant.

SECTION 7

TERMS OF STOCK INCENTIVES

7.1	TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

(a)

Grants of Stock Incentives. The Committee, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives; provided, however, the Committee shall not have the right to (i) lower the Exercise Price of an existing Option or Stock Appreciation Right, (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles, or (iii) cancel an existing Option or Stock Appreciation Right at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to such Option or Stock Appreciation Right in exchange for cash, another Option or Stock Appreciation Right, a Restricted Stock Award, or other equity in the Company (except as provided in Sections 10 and 11). Stock Incentives shall be granted to Participants selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Participants, or to grant all Stock Incentives subject to the same terms and conditions.

(b)

Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)

Stock Incentive Agreements. Each Stock Incentive shall be evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Stock Incentives granted. The Stock Incentive Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee shall have sole discretion to modify the terms and provisions of Stock Incentive Agreements in accordance with Section 12 of this Plan.

(d)

Date of Grant. The date a Stock Incentive is granted shall be the date on which the Committee (i) has approved the terms and conditions of the Stock Incentive Agreement, (ii) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and (iii) has taken all such other action necessary to direct the grant of the Stock Incentive.

(e)

Vesting of Stock Incentives. Stock Incentives under the Plan may have restrictions on the vesting or delivery of and, in the case of Options, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of performance goals determined by the Committee, including but not limited to one or more of the performance criteria listed in Section 14. If the Award is intended to meet the Performance-Based Exception, the attainment of such performance goals must be certified in writing by the Committee prior to payment thereof. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Shares subject to such Stock Incentive Award shall remain subject to forfeiture.

(f)

Acceleration of Vesting of Stock Incentives. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Stock Incentive Awards precluding such accelerated vesting in order to qualify the Stock Incentive Awards for the Performance-Based Exception.

(g)

Dividend Equivalents. The Committee may grant dividend equivalents to any Participant. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Dividend equivalents may be granted only in connection with a Stock Incentive. Under a dividend equivalent, subject to the limitation under Section 7.6(b) with respect to Performance Stock or Performance Units, a Participant shall be entitled to receive currently or in the future payments equivalent to the amount of dividends paid by the Company to holders of Common Stock with respect to the number of dividend equivalents held by the Participant. The dividend equivalent may provide for payment in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any such dividend equivalent on a Stock Incentive that is intended to be exempt from Code Section 409A shall be stated in a separate arrangement.

(h)

Transferability of Stock Incentives. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Incentive granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Stock Incentive Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated in which case the Option or Stock Appreciation Right may be exercised by and any other Stock Incentive may be payable to the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other benefit under a Stock Incentive if the Participant is incapacitated shall be determined by the Committee.

(i)

Deferral Elections. The Committee may permit or require Participants to elect to defer the issuance of Shares or the settlement of awards in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Stock Incentive, or in exercising its powers under this Article: (i) create any arrangement which would constitute an employee pension benefit plan as defined in ERISA Section 3(3) unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or (ii) create any arrangement that would constitute a deferred compensation plan as defined in Code Section 409A unless the arrangement complies with Code Section 409A and regulations promulgated thereunder or unless the Committee, at the time of grant, specifically provides that the Stock Incentive is not intended to comply with Section 409A of the Code.

7.2	TERMS AND CONDITIONS OF OPTIONS.

(a)

Grants of Options. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b)

Termination of Employment. Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, or as otherwise provided by the Committee: (i) if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Options, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

(c)

Death, Disability and Retirement. Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Options, whichever period is the shorter.

(d)

Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

(e)

Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or (ii) make an Option exercisable after the date that is (A) the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or (B) the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance goals, including but not limited to goals established pursuant to one or more of the performance criteria listed in Section 14. Any Option that is intended to qualify for the Performance Based Exception must have its performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee.

(f)

Payment. The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either: (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO) (A) by delivery (or by attestation) of other Shares, (B) pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, (C) with respect to an NQSO, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price (together with payment in cash or other payment from the Participant to the extent of any remaining balance), provided that any such Shares used to pay the Exercise Price shall no longer be outstanding and exercisable under such Option; or (D) by some combination of the foregoing or such other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law. Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of shares or, if permitted by applicable law, a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided above, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

(g)

ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Code Section 422(d). The rule of the preceding sentence is applied as set forth in Treas. Reg. Section 1.422-4 and any additional guidance issued by the Treasury thereunder. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code Section 422(a)(2).

7.3	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

(a)

Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)

Termination of Employment. Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering the Restricted Stock granted under this Plan, if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends for any reason other than a Qualifying Event before any restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards shall vest as of the date of such event.

(c)

Death, Disability and Retirement. Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering Restricted Stock granted under this Plan: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards shall vest as of the date of such event; and (ii) in the case of Restricted Stock Awards which are based on performance criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Awards for the Performance-Based Exception.

(d)

Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and to receive dividends during the periods of restriction of their Shares to the same extent as such holders would have been entitled if the Shares were unrestricted Shares.

7.4	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a)

Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Stock Incentive Agreement evidencing such award. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment.

(b)

Termination of Employment. Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan, if the Participant’s employment with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event.

(c)

Death, Disability and Retirement. Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event; and (ii) in the case of Restricted Stock Units that are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

(d)

Voting, Dividend & Other Rights. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Stock Incentive Agreement provides otherwise, the holder of a Restricted Stock Unit shall not be entitled to any dividend equivalents (as described in Section 7.1(g)).

7.5	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)

Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a specified price. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are the subject of the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares at the time the Stock Appreciation Right was granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b)

Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of payment or exercise) or in cash, or in any combination thereof as specified in the Stock Incentive Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price shall be treated as paid in Shares for purposes of Section 3.

(c)

Termination of Employment. Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, or as otherwise provided by the Committee: (i) if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to such Participant shall immediately terminate.

(d)

Death, Disability and Retirement. Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.

(e)

Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (i) will expire no later than the expiration of the underlying ISO, (ii) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (iii) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (iv) may be exercised only (A) when the underlying ISO could be exercised and (B) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6	TERMS AND CONDITIONS OF PERFORMANCE STOCK AND PERFORMANCE UNITS.

(a)

Awards of Performance Stock and Performance Units. Performance Stock and Performance Units shall become payable to a Participant upon achievement of performance criteria as determined by the Committee. Each award will specify the number of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a grant that is intended to qualify for the Performance-Based Exception, other than as provided in Section 14. Any grant of Performance Stock or Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the date of grant.

(b)

Limitation on Dividend and Dividend Equivalents. With respect to Performance Stock and Performance Units awarded after May 13, 2009, no dividends or dividend equivalents shall be paid on unvested Performance Stock or Performance Units unless and until the performance goal has been met; provided that such dividends or dividend equivalents: (i) may accumulate for the benefit of the Participant and paid to the Participant after such Performance Stock or Performance Units vest and (ii) will otherwise comply with Section 7.1(g).

(c)

Payment. Each grant will specify the time and manner of payment of Performance Stock or Performance Units that have been earned. Any Performance Stock award shall be payable in Shares. Any Performance Unit award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among cash or Shares.

7.7	OTHER AWARDS.

(a)

Other awards may, subject to limitations under applicable law, be granted to any Participant denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such awards.

(b)

Cash awards, as an element of or supplement to any other Stock Incentives granted under this Plan, may also be granted to Participants on such terms and conditions as determined by the Committee pursuant to this Plan.

(c)

Shares may be granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as the Committee shall determine.

(d)	Participants designated by the Committee may be permitted to reduce compensation otherwise payable in cash in exchange for Shares or other Stock Incentives under the Plan.

7.8

INDEPENDENT DIRECTOR GRANTS. Notwithstanding any other provisions of this Plan, a grant of Restricted Stock, Restricted Stock Units or NQSO, or any combination of the same, shall be made to each Independent Director on the date of each regular annual meeting of shareholders of the Company at which such Independent Director is elected or re-elected to the Board. The number of Shares subject to this Restricted Stock Award, Restricted Stock Unit or NQSO and other terms governing the Restricted Stock Award, Restricted Stock Unit or NQSO shall be determined by the Committee in its sole discretion prior to such annual meeting of shareholders. No Independent Director may be granted Restricted Stock Awards, Restricted Stock Units or NQSOs covering an aggregate number of Shares in excess of 25,000 at any regular annual shareholders meeting pursuant to the terms of this Section 7.8.

The Committee, in its discretion, may, in addition to the Restricted Stock Awards, Restricted Stock Units and NQSOs provided above, grant any additional Stock Incentive to all Independent Directors or to any individual Independent Director, provided that such grant shall be solely for substantial services performed or to be performed by such Independent Director as determined in good faith by the Committee.

SECTION 8

SECURITIES REGULATION

8.1

LEGALITY OF ISSUANCE. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2

RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Stock Incentive Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3

REGISTRATION OF SHARES. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9

LIFE OF PLAN

No Stock Incentive shall be granted under this Plan on or after the earlier of:

(a)	the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), or

(b)

the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Incentives granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or are no longer available for use under this Plan.

This Plan shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 10

ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, in the event of a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, nonrecurring cash dividend, or a similar equity restructuring of the Company, the Committee will adjust: (a) the number of Shares reserved under Section 3 of this Plan, (b) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3 of this Plan, (c) the number of Shares subject to certain Stock Incentives granted subject to Section 3 of the Plan, and (d) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, or any combination thereof, in an equitable manner that will equalize the fair value of the previously granted Stock Incentives before and after the equity restructuring. Furthermore, in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of Stock Incentives, the Committee will adjust such Stock Incentives in a manner that satisfies the requirements of Code Section 424(a) as to: (i) the number of Shares reserved under Section 3, (ii) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3 of this Plan; (iii) the number of Shares subject to such Stock Incentives, and (iii) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 or an increase in any limitation imposed by the Plan.

SECTION 11

CHANGE IN CONTROL OF THE COMPANY

11.1

CHANGE IN CONTROL. “Change in Control” of the Company shall mean a change in control which would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Exchange Act (or any successor item of Form 8-K), whether or not the Company is then subject to such reporting requirement, including without limitation, if:

(a)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than an entity owned 50% or greater by the Company or an employee pension plan for the benefit of the employees of the Company);

(b)

there ceases to be a majority of the Board comprised of (i) individuals who, on the date of adoption of this Plan, constituted the Board; and (ii) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or

(c)

the Company disposes of at least 75% of its assets, other than (i) to an entity owned 50% or greater by the Company or any of its subsidiaries, or to an entity in which at least 50% of the voting equity securities are owned by the shareholders of the Company immediately prior to the disposition in substantially the same percentage or (ii) as a result of a bankruptcy proceeding, dissolution or liquidation of the Company.

11.2

VESTING UPON A CHANGE IN CONTROL. Except as otherwise provided in a Stock Incentive Agreement or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Stock Incentives granted under this Plan, with respect to any Stock Incentive granted under this Plan that is not so assumed or substituted (a “Non-Assumed Stock Incentive”), such Stock Incentives shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Stock Incentive that is subject to any performance criteria for which the Performance Period has not expired, shall accelerate at the time of a Change in Control.

11.3

DISPOSITION OF STOCK INCENTIVES. Except as otherwise provided in a Stock Incentive Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Stock Incentives, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

(a)

Unilaterally cancel such Non-Assumed Stock Incentive in exchange for whole and/or fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to:

(i)

in the case of Options and Stock Appreciation Rights, the product of (A) the excess, if any, of the Fair Market Value per Share on the effective date of the Action Effective Date over the Exercise Price or specified price per Share (B) multiplied by the number of Shares subject to the Option or Stock Appreciation Right;

(ii)

in the case of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards, the Fair Market Value per Share on the effective date of the Action Effective Date of the Shares subject to such Stock Incentive (taking into account vesting), less the value of any consideration payable with respect to such Stock Incentive.

(b)	Unilaterally cancel such Non-Assumed Stock Incentive in exchange for cash or other property equal in value to:

(i)

in the case of Options and Stock Appreciation Rights, the product of (A) the excess, if any, of the Fair Market Value per Share on the effective date of the Action Effective Date over the Exercise Price or specified price per Share (B) multiplied by the number of Shares subject to the Option or Stock Appreciation Right;

(ii)

in the case of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards, the Fair Market Value per Share on the effective date of the Action Effective Date of the Shares subject to such Stock Incentive (taking into account vesting), less the value of any consideration payable with respect to such Stock Incentive.

(c)

In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (i) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control, and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. The Committee may modify or waive any condition limiting the exercise of such Option to permit a cashless exercise of such Options.

(d)

Notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Stock Incentive is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (i) has met the requirements of an exemption under

Rule 16b-3 promulgated under the Exchange Act, or (ii) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

11.4

GENERAL RULE FOR OTHER STOCK INCENTIVES. If a Change in Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change in Control.

SECTION 12

AMENDMENT OR TERMINATION

12.1

AMENDMENT OF PLAN. This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company if such amendment: (a) increases the number of Shares reserved under Section 3, except as set forth in Section 10, (b) extends the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) decreases the minimum Exercise Price under Section 7, or (d) changes the designation of Participant eligible for Stock Incentives under Section 6. Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2	TERMINATION OF PLAN. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time.

12.3

AMENDMENT OF STOCK INCENTIVES. Except as provided in Section 7.1(a), the Committee shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation pursuant to Article 11 or applicable law. Notwithstanding the foregoing, the Committee may reform any provision in a Stock Incentive intended to be exempt from Code Section 409A to maintain to maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Code Section 409A, no payment or benefit will be provided under the Stock Incentive and the Stock Incentive will be deemed null, void and of no force and effect, and the Company shall have no further obligation in connection with such Stock Incentive.

SECTION 13

MISCELLANEOUS

13.1

SHAREHOLDER RIGHTS. Except as provided in Section 7.3 with respect to Restricted Stock Awards, or in a Stock Incentive Agreement, no Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

13.2

NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

13.3

WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant or fulfillment of any Stock Incentive, an amount in Shares or cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Units, the Company shall have the right to require the Participant to remit to the Company, as a condition thereof, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (a) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (b) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. Subject to the foregoing, the Participant, and not the Company, shall be and remain responsible for any and all taxes arising out of the grant, exercise or receipt of any Stock Incentive awarded under this Plan.

13.4

NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF ISO OPTIONS. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (a) the date two (2) years after the date of grant of such Option, or (b) the date one (1) year after the exercise of such Option, or except as otherwise permitted under Code Section 422(a)(2), then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

13.5

TRANSFERS AND RESTRUCTURINGS. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a termination of his or her employment under this Plan. Likewise, the continuation of employment by a Participant with a corporation that is a Subsidiary shall be deemed to be a termination of employment when such corporation ceases to be a Subsidiary.

13.6

LEAVES OF ABSENCE. Unless the Committee provides otherwise, vesting of Stock Incentives granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee of the Company in the case of any leave of absence approved by the Company. For purposes of ISOs, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.7

GOVERNING LAW/CONSENT TO JURISDICTION. This Plan shall be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.8

ESCROW OF SHARES. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.9

IMPACT OF RESTATEMENT OF FINANCIAL STATEMENTS UPON STOCK INCENTIVES. If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Stock Incentive with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Stock Incentive exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law. In addition to or in lieu of the right to recovery set forth above, the Committee shall determine whether the Company shall effect any such recovery (a) by seeking repayment from the Participant, (b) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates, (c) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (d) by any combination of the foregoing.

13.10

FORFEITURE AND RECOUPMENT. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Stock Incentive Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Incentive under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events shall include, but shall not be limited to, failure to accept the terms of the Stock Incentive Agreement, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries.

SECTION 14

PERFORMANCE CRITERIA

14.1

PERFORMANCE GOAL BUSINESS CRITERIA. Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout and/or vesting with respect to Stock Incentives to Key Employees and Key Persons pursuant to this Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used by the Committee for purposes of such grants shall be chosen from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owners equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, such as revenue growth; (l) ratios, such as expenses or market share and/or (m) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Committee may establish absolute goals or goals relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses.

14.2

DISCRETION IN FORMULATION OF PERFORMANCE GOALS. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Stock Incentives that are intended to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Stock Incentives downward).

14.3

PERFORMANCE PERIODS. The Committee shall have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

14.4

MODIFICATIONS TO PERFORMANCE GOAL CRITERIA. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements under Code Section 162(m) to qualify for the Performance-Based Exception.

SECTION 15

NON-U.S. PROVISIONS

15.1

The Committee shall have the authority to require that any Stock Incentive Agreement relating to a Stock Incentive in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to a Stock Incentive shall occur until applicable restrictions imposed pursuant to this Plan or the applicable Stock Incentive have terminated.

Approved by Board of Directors on March 23, 2007

Ratified by shareholders on May 15, 2007.

Amended by the Board of Directors on May 15, 2007, April 22, 2008 and March 11, 2009.

RIMAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 13, 2009

3:30 p.m.

Rimage Corporation

7725 Washington Avenue South

Edina, Minnesota 55439

Rimage Corporation 7725 Washington Avenue South Edina, Minnesota 55439	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard P. Aldrich and Robert M. Wolf, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Rimage Corporation to be held at the Company’s offices at 7725 Washington Avenue South, Edina, Minnesota, on Wednesday, May 13, 2009 at 3:30 p.m. Edina, Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Rimage Corporation held of record by the undersigned on April 2, 2009 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

See reverse for voting instructions.

COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.eproxy.com/rimg Use the Internet to vote your proxy until12:00p.m. (CT) on May 12, 2009.
PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 12, 2009.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

\/ Please detach here \/

RIMAGE CORPORATION 2009 ANNUAL MEETING OF SHAREHOLDERS

1.	Election of	01	Bernard P. Aldrich	04	Thomas F. Madison	☐	Vote FOR	☐	Vote WITHHELD
	directors:	02	Lawrence M. Benveniste	05	Steven M. Quist		all nominees		from all nominees
		03	Philip D. Hotchkiss	06	James L. Reissner		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To adopt the Rimage Corporation Amended and Restated 2007 Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

3.	A proposal to ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Rimage Corporation for the fiscal year ending December 31, 2009.	☐	For	☐	Against	☐	Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN THISPROXY FORM USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box ☐ Indicate changes below:	I plan to attend the meeting. ☐	Date	, 2009

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.